UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________

FORM 8-A12B

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ALMADEN MINERALS LTD.

 (Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Suite 1103-750 West Pender Street , Vancouver, B.C. Canada V6C 2T8
(Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.

              _X_

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

___

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

COMMON SHARES, WITHOUT PAR VALUE	THE AMERICAN STOCK EXCHANGE

                                     Securities to be registered pursuant to Section 12(g) of the Act:  None

                                Item 1.                Description of Registrant’s Securities To Be Registered.

        46,263,634 Common Shares without par value (of a total authorized issue of an unlimited number of Common Shares)including 4,538,282 Common Shares reserved for exercise of incentive stock options and 5,717,355 Common Shares reserved for exercise of outstanding warrants.

                                Item 2.                Exhibits.

        Not Applicable.

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SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ALMADEN MINERALS LTD.

Date: December 13, 2005

                                        By:

                                    “Duane Poliquin”

                                      Duane Poliquin

                                      President and Chief Executive Officer